Exhibit 10.38

MATTHEW L. CHRETIEN / OFFER OF EMPLOYMENT

AMENDED OFFER OF EMPLOYMENT OF MATTHEW L. CHRETIEN

This Amended Offer of Employment of Matthew L. Chretien is made September 16, 2011 at the City of Columbus, County of Franklin, State of Ohio, by Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228 to Matthew L. Chretien, 215 Olentangy Ride Road, Powell, Ohio 43065.

We are pleased to offer you employment as Executive Vice President, Chief Technology Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer effective September 16, 2011. We know that your experience, competence, values and enthusiasm will be a positive factor in the future growth and success of Intellinetics.

I.	Reporting directly to the President & CEO, as Executive Vice President, Chief Technology Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer, your responsibilities will include the following:

1.1	Strategy & Planning:

a)	Participate as a member of the senior management team in governance processed of the organization’s architecture, telecommunications, networks, programming, media, and desktops.

b)	Act as an advocate to our customers and business units in one or more strategic technology growth areas

c)	Lead strategic technological planning to achieve business goals by prioritizing technology initiatives and coordinating the evaluations, deployment, and management of current and future technologies.

d)	Collaborate with the appropriate departments to develop and maintain a technology plan that supports organizational needs.

e)	Develop and communicate business/technology alignment plans to executive team, staff, partners, customers, and stakeholders.

f)	Direct development and execution of an enterprise-wide disaster recovery and business continuity plan.

1.2	Acquisition & Deployment:

a)	Assess and communicate risks associated with technology-related investments and purchases.

b)	Define requirements for new technology implementations and communicate them to key business stakeholders.

c)	Define and communicate corporate procedures, policies, and standards for the organization for acquiring, implementing, and operating new network systems, equipment, software, and other technologies.

1.3	Operational Management:

a)	Conduct research to remain up-to-date and knowledgeable in regards to industry trends and emerging technologies in anticipation of new business processes and system alterations.

b)	Analyze and improve upon technology standards across the organization to maintain a technological and competitive edge within the market.

c)	Act as primary liaison for the company’s technology vision via regular written and in-person communications with the organization’s executives, department heads, and end users.

d)	Develop, track, and control the technical services annual operating and capital budgets for purchasing, staffing, and operations.

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MATTHEW L. CHRETIEN / OFFER OF EMPLOYMENT

e)	Supervise recruitment, development, retention, and organization of all technical staff in accordance with corporate budgetary objectives and personnel policies.

f)	Ensure continuous delivery of technical services through oversight of service level agreements with end users and monitoring of systems, programs, and equipment performance.

g)	Where necessary, oversee and develop patenting of intellectual property, inventions, and business processes.

h)	And other duties as assigned.

2.	Remuneration will consist of: Salary and Benefits. Additional Remuneration may include Profit Sharing and Commissions and Bonuses at the sole discretion of Intellinetics.

2.1	Salary: The position will start at the rate of One Hundred and Ninety Five Thousand, Dollars ($195,000.00) per year, payable biweekly during each month that this agreement shall be in force.

2.3	Benefits:

2.3.1	Opportunity to participate in a 401(k) profit sharing plan subject to plan eligibility requirements.

2.3.2	Discretionary Employer contribution to selected Company health care plan. Amount of Employer contribution reviewed and announced annually by Employer.

2.3.3	Twenty (20) business days paid vacation per annum. Vacation days to be scheduled at mutually agreed upon times. Vacation is earned and accrued on a monthly basis with a maximum annual carryover of five (5) unused vacation days.

2.3.4	Cell phone to be provided at Employer’s expense.

2.3.5	Employer installed phone-line at residence if deemed necessary.

2.3.6	Reimbursement of all reasonable and documented business expenses. Mileage for business travel will be reimbursed at the published rate.

2.3.7	Five (5) personal days per annum. Personal days accrue monthly calculated on an annual proportional basis; accrued unused personal days shall not be carried over into the succeeding year.

2.3.8	Your use of on-premise Exercise Facility upon execution of Liability and Waiver Form.

2.3.9	Paid Company Holidays; schedule announced by Employer annually.

2.3.10	Discretionary Employer contribution for Employee professional development and/or continuing education.

3.	Profit sharing, commissions and bonuses may become a component of your compensation at the sole discretion of Employer.

You or Intellinetics may terminate this employment relationship at any time for cause or without cause by giving written notice. The parties stipulate and agree that Employee is an “At Will” employee under Ohio Law. The parties further agree that the Employee’s status shall not change except as set forth in writing signed by both parties to this Offer.

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MATTHEW L. CHRETIEN / OFFER OF EMPLOYMENT

This Amended Offer of Employment and the Amended Employment Agreement, dated September 16, 2011 constitute all of our agreements and understandings regarding your employment. There are no other oral or written agreements regarding your employment and no one else is authorized to make any other agreements. Ohio law shall govern this agreement and any employment relationship that may be formed between the undersigned parties at any time.

Intellinetics, Inc.;	Employee: Matthew L Chretien

/s/ William J. Santiago	/s/ Matthew L. Chretien
William J. Santiago, President & CEO	Matthew L. Chretien, Executive Vice President, Chief Technology Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer

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